UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 28, 2008
_________________________

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531 (COMMISSION FILE NUMBER)	06-159-7083 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue New York, New York 10171 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 28, 2008, General Maritime Corporation (the “Company”) entered into an agreement to amend its existing credit facility, as amended (the “Credit Facility”), dated as of October 26, 2005, with a syndicate of commercial lenders and Nordea Bank Finland PLC as Administrative Agent and Collateral Agent.

The amendment to the Credit Facility increases the maximum aggregate amount that the Company may expend to pay additional dividends, including stock buy-backs, to the sum of $150,000,000 plus 50% of the Company’s cumulative net excess cash flow after February 16, 2007.

Additionally, the Credit Agreement, as amended, authorizes the Company to make investments in entities that are not subsidiaries, provided that (a) no default or event of default has occurred and is continuing or would result following such investment and (b) such investments shall only be made in entities engaged in (x) the businesses that the Company and its subsidiaries are permitted to conduct pursuant to the Credit Facility and (y) other maritime related businesses reasonably satisfactory to the Administrative Agent.

All other material terms of the Credit Facility remain unchanged.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Please see the disclosure set forth in Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    GENERAL MARITIME CORPORATION
                    (Registrant)

                    By: /s/ John C. Georgiopoulos
                    Name: John C. Georgiopoulos
                    Title:   Chief Administrative Officer

Date: April 1, 2008